Sub-Adviser:
J.P. Morgan
Fund Name:
PVC SmallCap Value Account I
Issuer:
Dunkin' Brands Group, Inc. Stock
Date of Purchase:
07/27/11
Underwriter From Whom Purchased:
Barclays Bank PLC
Affiliated/Principal Underwriter of
Syndicate:
J.P. Morgan Securities
 Purchase Price:
$19.000
Aggregate % of Issue Purchased:
1.77%
 Commission, Spread or Profit:
$1.24
Fair & Reasonable (Y/N) (1):
 Y

Sub-Adviser:
J.P. Morgan
Fund Name:
PVC SmallCap Value Account I
Issuer:
Wesco Aircraft Holdings, Inc. Stock
Date of Purchase:
07/28/11
Underwriter From Whom Purchased:
Barclays Bank PLC
Affiliated/Principal Underwriter of
Syndicate:
J.P. Morgan Securities
 Purchase Price:
$15.000
Aggregate % of Issue Purchased:
2.14%
 Commission, Spread or Profit:
$0.86
Fair & Reasonable (Y/N) (1):
 Y

Sub-Adviser:
J.P. Morgan
Fund Name:
PVC SmallCap Value Account I
Issuer:
C&J Energy Services, Inc. Stock
Date of Purchase:
07/29/11
Underwriter From Whom Purchased:
Goldman Sachs and Co
Affiliated/Principal Underwriter of
Syndicate:
J.P. Morgan Securities
 Purchase Price:
$29.000
Aggregate % of Issue Purchased:
1.11%
 Commission, Spread or Profit:
$2.03
Fair & Reasonable (Y/N) (1):
 Y

Sub-Adviser:
Morgan Stanley
Fund Name:
PVC Asset Allocation Account
Issuer:
Thermo Fisher Scientific Inc. Notes
Date of Purchase:
08/09/11
Underwriter From Whom Purchased:
Barclays Capital
Affiliated/Principal Underwriter of
Syndicate:
Mitsubishi UFJ Securities
 Purchase Price:
$99.809
Aggregate % of Issue Purchased:
0.18%
 Commission, Spread or Profit:
$0.01
Fair & Reasonable (Y/N) (1):
 Y

(1) The sub-adviser has certified that the
compensation paid was fair and reasonable and
has provided documentation to support that
certification.